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                                                                 Exhibit 3.02(i)

            AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                   ML PRINCIPAL PROTECTION PLUS TRADING L.P.

     This Amended and Restated Certificate of Limited Partnership of ML Principal Protection Plus Trading L.P. (the "Partnership"), dated as of the 1st day of July, 1996, is being duly executed and filed by the undersigned in accordance with the provisions of 6 Del.C. (S)17-210 to amend and restate the original Certificate of Limited Partnership of the Partnership, which was filed on May 6, 1994, with the Secretary of State of the State of Delaware, as heretofore amended, (the "Certificate"), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. (S)17-101, et seq.). The original name of the limited partnership was ML SECTOR Plus Trading L.P.

     The Certificate is hereby amended and restated in its entirety to read as follows:

     1. Name. The name of the limited partnership formed hereby is "ML Principal Protection Trading L.P."

     2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the
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State of Delaware is The Corporation Trust Company, Corporation Trust Center,
1209 Orange Street, Wilmington, New Castle County, Delaware 19801.


     4. General Partner. The name and the business address of the sole general partner of the Partnership is:

         Merrill Lynch Investment Partners Inc.
         Merrill Lynch World Headquarters
         Sixth Floor, South Tower
         World Financial Center
         New York, New York 10080-6106

     IN WITNESS WHEREOF, the undersigned general partner has duly executed this Amended and Restated Certificate of Limited Partnership as of the date first-above written.

                                    Merrill Lynch Investment Partners Inc.
                                    General Partner


                                    James M. Bernard
                                    -------------------------------------
                                    James M. Bernard, Chief Financial
                                    Officer, Vice President and Treasurer